ADMINISTRATION AGREEMENT

                                   SCHEDULE A

      Compensation and charges of Administrative Data Management Corp. for services as Transfer Agent, Dividend Disbursing Agent and Plan Administration, and for other services under the Administration Agreement.

           Opening New Account             $5.00 for each account

           Processing Payments             $0.75 for each payment*

           Processing Share Certificates   $3.00 per certificate issued

           General Account Maintenance     $0.65 per account per month

           Legal Transfers of Shares       $10.00 per transfer

           Dividend Processing             $0.45 per account per dividend
                                           declared

           Partial Withdrawals and
           Complete Liquidations           $5.00 per transaction

           Reports Required by
           Governmental Authorities        $1.00 for each account

           Exchange Fee                    $5.00 for each exchange of shares
                                           into a Fund

           Systematic Withdrawal Plans     $1.00 for each SWP check*

OUT-OF-POCKET  EXPENSES:  In  addition  to the above  charges,  the Fund,  First
Investors  Management  Company,   Inc.  or  First  Investors  Corporation  shall
reimburse Administrative Data Management Corp. for all out-of-pocket costs including but not limited to postage, insurance, forms relating to shareholders of the Fund, envelopes and other similar items, and will also reimburse Administrative Data Management Corp. for counsel fees, including fees for the preparation of the Administration Agreement and review of prospectus and application forms.

THE ABOVE FEES AND OUT-OF-POCKET EXPENSES APPLY TO THE FOLLOWING FUNDS:

FIRST INVESTORS FUND FOR INCOME, INC., FIRST INVESTORS GLOBAL FUND, INC., FIRST INVESTORS GOVERNMENT FUND, INC., FIRST INVESTORS HIGH YIELD FUND, INC., FIRST INVESTORS INSURED TAX EXEMPT FUND, INC., FIRST INVESTORS MULTI-STATE INSURED TAX FREE FUND, FIRST INVESTORS NEW YORK INSURED TAX FREE FUND, INC., FIRST INVESTORS SERIES FUND, FIRST INVESTORS SERIES FUND II, INC., FIRST INVESTORS U.S. GOVERNMENT PLUS FUND - 1st, 2nd & 3rd SERIES, EXECUTIVE INVESTORS TRUST

*Administrative Data Management Corp. (ADM) bills the Fund. ADM is then paid by the Fund, after which FIMCO reimburses the Fund.